UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54358	26-3062661
(State or other jurisdictionof incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

4700 Von Karman, Suite 100 Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2015, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”) relating to the issuance and sale (the “Offering”) of (i) 12% Convertible Promissory Notes (the “Notes”) in the aggregate principal amount of Three Million Dollars ($3,000,000), that are convertible into shares (the “Conversion Shares”) of our common stock, par value $0.001 per share (the “Common Stock”), and (ii) warrants (the “Warrants”) to acquire shares (the “Warrant Shares”) of our Common Stock pursuant to the terms of the Purchase Agreement. The purchase of the Notes is expected to occur in six (6) tranches (each, a “Tranche”, and, collectively, the “Tranches”), with the first Tranche of $750,000 closing simultaneously with the execution of the Purchase Agreement. Each additional Tranche is expected to be in the amount of $450,000 and, as long as we are not in default of the Notes, each Tranche is expected to close on every 30th day following the previous closing date; however, the closing of the third through sixth Tranches is subject to the mutual agreement of the parties.

We agreed to reimburse the Purchasers $15,000 for legal fees incurred in connection with the Offering to be paid at the closing of the first Tranche. Aegis Capital Corp. (the “Placement Agent” or “Aegis”) served as the placement agent in connection with this Offering and, in exchange for its services, earned an advisory fee equal to approximately $31,000. Aegis will receive additional compensation for each additional Tranche. Certain affiliates of Aegis are participants in the Offering; however, Aegis will not receive an advisory fee on any capital invested by affiliates of Aegis.

The Purchase Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties. The Purchasers were granted customary participation rights in future financings. The Purchase Agreement also limits our ability to engage in subsequent equity sales for a certain period of time.

The proceeds from the Offering are intended to be used for general corporate proceeds and cannot be used: (i) for the satisfaction of any portion of our debt (other than payment of trade payables in the ordinary course of our business and prior practices), (ii) for the redemption of our Common Stock or Common Stock equivalents, (iii) for the settlement of any outstanding litigation, or (iv) in violation of the Foreign Corrupt Practices Act or the Office of Foreign Assets Control.

The Offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act (in that the Notes, the Conversion Shares, the Warrants, and the Warrant Shares were sold by us in a transaction not involving any public offering) and pursuant to Rule 506 of Regulation D promulgated thereunder. The Notes, the Conversion Shares, the Warrants, and the Warrant Shares are restricted securities that have not been registered under the Act, and will not be registered under the Act, and may not be offered or sold absent registration or applicable exemption from the registration requirements.

12% Convertible Promissory Notes

Each Note accrues interest at a rate of 12% per annum, of which twelve (12) months’ interest amount is guaranteed, payable on each conversion date for the principal amount then being converted and on the maturity date in either cash or, at the holder’s option, in shares of Common Stock. The term of each Note is 18 months after issuance. All principal and interest due and owing under each Note is convertible into shares of our Common Stock, at any time at the election of the holder, at a conversion price equal to 75% of the lowest VWAP in the prior 20 trading days immediately before the conversion date. The conversion price is subject to (i) adjustment for stock splits, stock dividends, combinations or similar events and (ii) full ratchet anti-dilution protection.

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A Note may not be converted and shares of Common Stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, at the election of the holder made as of the closing, of the outstanding shares of Common Stock. At each holder’s option, the beneficial ownership limitation may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61 days’ prior notice to us.

We may prepay any portion of the outstanding principal amount of the Notes and any accrued and unpaid interest by paying 125% of the sum of the then-outstanding principal amount of the Notes.

In the event of default, 130% of the outstanding principal amount of the Notes, and accrued but unpaid interest, in addition to other amounts due under the terms of the Notes and all interest that, but for the event of default, would have accrued, can, at the holder’s election, become immediately due and payable in cash.

Warrants

Pursuant to the terms of the Purchase Agreement, we also agreed to issue to the Purchasers a series of warrants to purchase up to that number of shares of Common Stock equal to 25% of the principal amount of the Note issuable to the Purchasers at the applicable closing divided by the conversion price of the Note. The exercise price of the Warrants equal 75% of the lowest VWAP in the prior 20 trading days immediately prior to the issuance date, or $0.16. The exercise price is subject to (i) adjustment for stock splits, stock dividends, combinations or similar events and (ii) full ratchet anti-dilution protection. The Warrants have a term of four years. The Warrants are exercisable at any time on or after the issuance date of the Warrants.

The Warrants may not be exercised if, after giving effect to the exercise, the holder of the Warrant together with its affiliates would beneficially own in excess of 4.99% or 9.99%, at the election of the holder as of the closing, of the outstanding shares of our Common Stock. At a holder’s option, the beneficial ownership limitation applicable to the exercise of the Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61 days’ prior notice to us.

The description of certain terms and conditions of the Form of Purchase Agreement, Form of Note, and Form of Warrant set forth herein do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibit 10.25, Exhibit 4.5, and Exhibit 4.4, respectively, to this current report on Form 8-K, and are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 is incorporated into this Item 2.03 in its entirety.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.4	Form of Common Stock Purchase Warrant

4.5	Form of 12% Convertible Promissory Note

10.25	Form of Securities Purchase Agreement dated as of February 27, 2015, by and among Terra Tech Corp. and the purchasers to be identified on the signature pages thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: March 2, 2015	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer

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